                                                                   EXHIBIT 10.3

                   SECOND AMENDMENT TO AGREEMENT OF MERGER


                 This Second Amendment to Agreement of Merger (this "Amendment") is entered into as of December 22, 1993, by and among WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust (hereinafter called "WRI"), WRI/POST OAK, INC., a Texas corporation (hereinafter called "Newco") (which is a wholly-owned subsidiary of WRI), POST OAK CENTER, INC., a Texas corporation (hereinafter called "POCI"), "B" BUILDING, INC., a Texas corporation (hereinafter called "B Building"), and the POCI Shareholders and B Building Shareholders identified on the signature pages hereof.

                              W I T N E S S E T H:

                              ARTICLE I.  RECITALS

                 WHEREAS, WRI, Newco, POCI, B Building, the POCI Shareholders, and the B Building Shareholders have entered into that certain Agreement of Merger, dated October 1, 1993 (the "Original Agreement");

                 WHEREAS, the Original Agreement was amended by that certain First Amendment to Agreement of Merger, dated December 15, 1993 (the "First Amendment"); and

                 WHEREAS, the parties hereto desire to further amend the Original Agreement as hereinafter set forth.

                 NOW, THEREFORE, for and in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE II.  DEFINITIONS

                 (a) Except as otherwise provided in this Amendment, all terms which are defined in the Original Agreement shall, when used in this Amendment, have the same respective meanings as are set forth for such defined terms in the Original Agreement.

                 (b) All terms which are defined in Exhibit H -- Amended (referred to below) shall have the same meanings in this Amendment as are set forth in Exhibit H -- Amended.

                 (c) The term "Amended Agreement" shall mean the Original Agreement, as amended by the First Amendment and further amended by this Amendment.

                                  ARTICLE III.

            EXTENSION OF INFORMATION REVIEW PERIOD AND CLOSING DATE

                 (a) All references to "December 15, 1993" contained in the Original Agreement, which became references to "December 22, 1993" by virtue of the First Amendment, shall now be amended to read "February 28, 1994," including, without limitation, the following:

                 (i) Section 1.3.2, relating to the date by which POCI shall re-designate in writing the Transferred POCI Liabilities;

                 (ii) Section 1.5.1, relating to the date by which a written agreement signed by all POCI Shareholders and B Building Shareholders agreeing to the dollar amount of the Agreed Value of B Building Stock must be submitted to Newco;

                 (iii) Section 2.2, relating to the deadline for Newco to decide, in its sole discretion, whether POCI, B Building, and the Property are satisfactory to Newco so as to proceed with the Closing, and the deadline for Newco to deliver a written notice of termination if it decides not to proceed with the Merger pursuant to such Section 2.2; and

                 (iv) Section 4.1.4, relating to the date by which POCI shall notify Newco of the issuance of additional shares of POCI Stock to current POCI Shareholders in exchange for the cancellation of indebtedness owing from POCI to such POCI Shareholders;

and the First Amendment is hereby superseded and replaced, in all respects, by this Amendment.

                 (b) All references to "January 31, 1994" contained in the Original Agreement shall be amended to read "March 31, 1994," including, without limitation, the following:

                 (i)      Section 1.1, relating to the Closing Date; and

                 (ii) Section 2.6, relating to objections to title and survey matters and the date beyond which the Closing Date may not be extended in connection therewith.

               ARTICLE IV.  AMENDMENT OF PRICE INCREASE GUARANTY

                 The document entitled "Amended Price Increase Guaranty" which is designated "Exhibit H -- Amended" and is attached hereto and incorporated by reference herein for all purposes is hereby substituted for the document entitled "Price Increase Guaranty" which was designated Exhibit "H" and was attached to and incorporated by reference in the Original Agreement. All references in the

Original Agreement to the Price Increase Guaranty or to Exhibit "H" shall be deemed to mean and refer to the document which is entitled "Amended Price Increase Guaranty" and is attached hereto and designated as Exhibit H -- Amended.

                         ARTICLE V.  DIVIDEND REPAYMENT

                 (a) Nothing herein obligates WRI to pay any dividends with respect to any of the Original WRI Shares (or any other shares of WRI common stock) which are from time to time outstanding, it being recognized by all parties that whether WRI pays any dividends and, if so, the amount thereof, is within the sole discretion of the Board of Trust Managers of WRI. If, however, during the Repayment Period (hereinafter defined), WRI, in its discretion, pays any dividend with respect to its common shares, each Entitled POCI Shareholder, Entitled B Building Shareholder, and Qualified Transferee shall be obligated to repay to WRI an amount equal to one-half (1/2) of the dividends paid with respect to the Original WRI Shares owned by such respective Entitled POCI Shareholder, Entitled B Building Shareholder, or Qualified Transferee as of the record date applicable to such dividend, in accordance with the procedures set forth in this Article V. The dividends which are paid on the Original WRI Shares which are owned on the applicable record dates occurring during the Repayment Period by Entitled POCI Shareholders, Entitled B Building Shareholders, and Qualified Transferees are referred to herein as the "Relevant Dividends."

                 (b) All Relevant Dividends shall be paid in the form of checks issued in the name of the Entitled POCI Shareholder, Entitled B Building Shareholder, or Qualified Transferee who is the record owner of Original WRI Shares on the relevant record date, but such checks shall be sent to Stewart Title Company, Houston Division (the "Escrow Agent"). Upon receipt thereof, the Escrow Agent is hereby authorized and instructed to endorse the name of the relevant payee (the Entitled POCI Shareholder, Entitled B Building Shareholder, or Qualified Transferee, as the case may be) upon each check received by the Escrow Agent representing a Relevant Dividend. The Escrow Agent is further authorized and instructed to deposit all such checks in such a non-interest-bearing account or accounts as the Escrow Agent may, in its discretion, elect. The Escrow Agent shall then, with reasonable promptness, disburse an amount equal to one-half (1/2) of each Relevant Dividend so received by the Escrow Agent to the Entitled POCI Shareholder, Entitled B Building Shareholder, or Qualified Transferee in whose name the Relevant Dividend check was issued, and disburse the remaining one-half (1/2) of the amount of each such Relevant Dividend to WRI. In disbursing payments in accordance with the foregoing provisions, the Escrow Agent is authorized to mail checks representing all such payments to the appropriate recipient by United States mail, postage prepaid, addressed to such respective recipient, in the case of all Entitled POCI Shareholders, Entitled B Building Shareholders, and Qualified Transferees, at such respective recipient's address as shown on the books and records of WRI, and in the case of WRI, at 2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77008, Attention: Chairman. Each Entitled POCI Shareholder, Entitled B Building Shareholder, and Qualified Transferee and WRI shall have the right to change his, her, or its address for the aforesaid purposes by giving written notice to the Escrow Agent at 2200 West Loop South, Suite 380, Houston, Texas 77027, Attention: Ed Cutrer, sent by (i) expedited delivery service with proof of delivery, (ii) U.S. mail with adequate postage prepaid, as registered or certified mail, and with return receipt requested, or
(iii) facsimile transmission with confirmation, and the Escrow Agent may change its address by giving written notice sent in one of the aforesaid manners to the then applicable address of the relevant Entitled POCI Shareholder, Entitled B Building Shareholder, or Qualified Transferee, or WRI.

                 (c) The procedures described in this Article V shall be applicable during the Repayment Period which shall be the period that commences on the Closing Date and terminates on whichever of the following dates is applicable:

                 (i) With respect to all Original WRI Shares which are transferred to any transferee who is not an Entitled POCI Shareholder, an Entitled B Building Shareholder, or a Qualified Transferee by any Entitled POCI Shareholder, Entitled B Building Shareholder, or Qualified Transferee -- the date upon which such transfer is recorded on the stock transfer records of WRI; and

                 (ii) With respect to all Original WRI Shares other than those referred to in clause (i) immediately above -- the day following the fourth quarterly WRI dividend record date occurring after the Closing Date.

At such time as the Repayment Period terminates with respect to particular Original WRI Shares pursuant to clause (i) or clause (ii) above, the escrow arrangement established under this Article V shall terminate as to those Original WRI Shares and all dividends subsequently paid by WRI with respect to those Original WRI Shares shall be paid directly to the record owners of them as reflected on the books and records of WRI on the record date applicable to such dividends.

                 It is expressly understood and agreed that any Entitled POCI Shareholder, Entitled B Building Shareholder, or Qualified Transferee who transfers any Original WRI Shares theretofore owned by such respective Entitled POCI Shareholder, Entitled B Building Shareholder, or Qualified Transferee to any transferee shall not be obligated to pay to WRI one-half (1/2) of the Relevant Dividends that are received with respect to the Original WRI Shares so transferred, the record date of which Relevant Dividend occurs after the effective date of such transfer; however, if such aforesaid transferee is himself, herself, or itself an Entitled POCI Shareholder, Entitled B Building Shareholder, or Qualified Transferee, then such transferee shall be obligated to refund one-half (1/2) of all dividends received by him, her, or it with respect to the Original WRI Shares so transferred to him, her, or it as aforesaid (as well as with respect to all other Original WRI Shares held by such Entitled POCI Shareholder, Entitled B Building Shareholder, or Qualified Transferee) until either clause (i) or clause (ii) above becomes applicable. It is also recognized and agreed that pursuant to applicable provisions of the Amended Price Increase Guaranty, the transferring Entitled POCI Shareholder, Entitled B Building Shareholder, or Qualified Transferee shall not be entitled to any benefits under the Amended Price Increase Guaranty with respect to any Original WRI Shares so transferred (or with respect to any WRI Shares owned by such respective Entitled POCI Shareholder, Entitled B Building Shareholder, or Qualified Transferee which WRI Shares are not Original WRI Shares).

                 (d)      The provisions of the penultimate paragraph of
Section 1.3.2 of the Original Agreement, which entitle WRI to subtract from the $400,000 1993 ad valorem tax obligation assumed by WRI under such provisions an amount equal to the WRI dividends contemplated to be received by POCI Shareholders and B Building Shareholders attributable to the fourth quarter of 1993, shall be applicable only if the Closing Date occurs prior to the record date for the WRI dividends attributable to WRI's operations for the fourth quarter of 1993. Conversely, if the Closing Date occurs after such record date, the aforesaid provisions of such paragraph shall not be applicable.

                           ARTICLE VI.  EARNEST MONEY

                 (a) Prior to or contemporaneously with the execution of this Amendment, WRI will deposit into escrow, with the Escrow Agent, good funds in the amount of $250,000, the receipt of which amount will be acknowledged by the Escrow Agent's execution of this Amendment, and the Escrow Agent will deposit same in such an interest-bearing account or accounts as the Escrow Agent may, in its discretion, elect (such funds, together with all interest earned thereon, being hereinafter called the

"Earnest Money"). The Escrow Agent agrees to hold and disburse the Earnest Money in accordance with the terms of this Amendment.

                 (b) The Earnest Money shall be paid over to POCI and B Building jointly (to be allocated between them as they may, in their sole discretion, agree) upon the occurrence of any of the following events:

                 (i) Newco exercises its right to terminate the Amended Agreement by giving notice on or before February 28, 1994, pursuant to the provisions of Section 2.2 of the Original Agreement, as hereby amended;

                 (ii) The Merger fails to close solely by reason of a default by WRI or Newco in any covenant contained in the Amended Agreement and failure to cure such default within the time permitted in Section 8.2.1 of the Original Agreement or by reason of a breach of any representation or warranty contained in the Amended Agreement by either WRI or Newco resulting in a termination of the Amended Agreement by POCI or B Building pursuant to the provisions of Section
         8.2.1 of the Original Agreement; provided that at such time there is no uncured default by POCI, any POCI Shareholder, B Building, or any B Building Shareholder and no breach of any warranty or representation contained in the Amended Agreement by any such party and that all conditions precedent to the obligations of WRI and Newco pursuant to
         Section 6.1 and Section 6.2 of the Original Agreement shall have been satisfied by the Closing Date; or

                 (iii) Any condition precedent to the obligations of POCI and B Building as set forth in Section 6.3 of the Original Agreement shall not have been satisfied by the Closing Date or any extension thereof which extension results from application of the provisions of Sections 8.2.2 and 8.2.1 of the Original Agreement.


The Earnest Money so paid over to POCI and B Building shall be considered liquidated damages given the inconvenience and uncertainty of precisely ascertaining the actual damages POCI and B Building will suffer on account of the failure of the Merger to close.

                 (c) The Earnest Money shall be refunded to WRI upon the occurrence of any of the following events:

                 (i)      The closing of the Merger;

                 (ii) The Merger transaction fails to close by reason of a default by POCI or any POCI Shareholder or B Building or any B Building Shareholder in any covenant contained in the Amended Agreement and failure to cure such default within the time permitted in Section 8.2.1 of the Original Agreement or by reason of a breach of any representation or warranty contained in the Amended Agreement by any such party resulting in the termination of the Amended Agreement by WRI or Newco pursuant to the provisions of Section 8.2.1 of the Original Agreement;

                 (iii) Any condition precedent to the obligations of WRI and Newco relating to POCI as set forth in Section 6.1 of the Original Agreement shall not have been satisfied by the Closing Date or any extension thereof which extension results from application of the provisions in Sections 8.2.2 and 8.2.1 of the Original Agreement;

                 (iv) Any condition precedent to the obligations of WRI and Newco relating to B Building as set forth in Section 6.2 of the Original Agreement shall not have been satisfied by the Closing Date or any extension thereof which extension results from application of the provisions in Sections 8.2.2 and 8.2.1 of the Original Agreement; or

                 (v) The Amended Agreement is terminated pursuant to the provisions of Section 3.3 of the Original Agreement.

                 (d) If there is not a bona fide good faith dispute as to whether the Earnest Money should be paid over to POCI and B Building or refunded to WRI, in accordance with the provisions of this Amendment, then POCI, B Building, Newco, and WRI shall each confirm in writing to the Escrow Agent to whom the Earnest Money is to be paid or refunded. In the event of any bona fide good faith dispute as to whether the Earnest Money should be paid over to POCI and B Building or refunded to WRI, such dispute shall be resolved by arbitration pursuant to the provisions of Article IX of the Original Agreement and the Earnest Money shall be paid or refunded as determined in such arbitration.

                   ARTICLE VII.  CONCERNING THE ESCROW AGENT

                 With respect to all its functions under this Amendment, including, without limiting the generality of the foregoing, its functions pursuant to Article V and Article VI, the following provisions shall apply:

                 (a) The Escrow Agent may act in reliance upon any instrument or signature believed to be genuine and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so.

                 (b) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators contemplated herein and may rely without any liability upon the contents thereof.

                 (c) The Escrow Agent may act relative hereto upon advice of counsel in reference to any matter connected herewith, and shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind unless caused by its wilful misconduct or gross negligence.

                 (d) The Escrow Agent is not a participant in or beneficiary of the Merger or any aspect of it, and shall have no duty to inquire beyond the terms and provisions of this Amendment.

                 (e) This Amendment sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto, all of which are purely ministerial in nature, and no implied duties or obligations shall be read into this Amendment against the Escrow Agent.

                 (f) WRI agrees to pay the Escrow Agent compensation for its services in such amount as has been agreed upon by WRI and the Escrow Agent, and further, WRI agrees to reimburse the Escrow Agent for all reasonable expenses, disbursements, and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses, and disbursements of its counsel).

                 (g) The Escrow Agent shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the subject matter of this Amendment or any part hereof or for the transaction or transactions requiring or underlying the execution of this Amendment, the form or execution hereof, or for the identity or authority of any person executing this Amendment or any part hereof or depositing any sums in connection herewith.

                 (h) In the event of any disagreement between any of the parties to the Amendment, or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the escrow, or in the event that the Escrow Agent in good faith, be in doubt as to what action it should take hereunder, or if a substitute escrow agent is not designated as provided in subparagraph (i) below, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists or such substitute is not designated, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons or
(iii) such substitute has been designated, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. In addition to its foregoing rights, under the circumstances described above, the Escrow Agent may tender into the registry of the District Court of Harris County, Texas, for any judicial district, the Earnest Money or any other funds which the Escrow Agent then holds by a bill in interpleader and upon the filing of such bill and the deposit of the Earnest Money or other funds into the registry of such court, the Escrow Agent shall be relieved of any further obligation with respect to such Earnest Money or such other funds. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

                 (i) The Escrow Agent may resign hereunder upon ten (10) days' prior notice to WRI, Newco, POCI, and B Building, and upon the effective date of such resignation, the Escrow Agent shall deliver all sums then on deposit with it pursuant to this Amendment to any substitute escrow agent designated by WRI, Newco, POCI, and B Building, in writing. If such parties fail to designate a substitute escrow agent within ten (10) days after the giving of such notice, the Escrow Agent may institute a petition for interpleader. The Escrow Agent's sole responsibility after such ten (10)-day notice period shall be to hold the sums then on deposit with it pursuant to this Amendment and to deliver same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction or arbitrators, at which time, the Escrow Agent's obligations hereunder shall cease and terminate.

                 (j) WRI, Newco, POCI, and B Building and the POCI Shareholders and B Building Shareholders hereby jointly and severally indemnify the Escrow Agent, its officers, directors, partners, employees, and agents against, and hold each such indemnified party harmless from, any and all expenses, losses, damages, and claims, including, without limitation, reasonable costs of investigation, litigation, and arbitration, tax liability, and loss on investments, incurred by any such indemnified party in connection with or arising out of this Amendment, except such acts or omissions as may result from the willful misconduct or gross negligence of such indemnified party.

                          ARTICLE VIII.  MISCELLANEOUS

                 (a) This Amendment, including Exhibit H -- Amended, which is attached hereto together with the Original Agreement, the Schedules referred to in Section 4.1.2 and Section 4.3.2 of the Original Agreement and the Exhibits attached to the Original Agreement (other than the Exhibit "H" attached thereto) constitute the entire agreement between the parties relating to the subject matter hereof and they are in full force and effect and valid and subsisting in accordance with their terms. No other written agreements (other than as aforesaid), and no prior or contemporaneous oral promises or representations shall be binding, it being intended that this Amendment (including Exhibit H -- Amended) and the Original Agreement (including the aforesaid Schedules and Exhibits) merge all other prior and contemporaneous promises and representations.

                 (b) The Amended Agreement shall not be amended or changed except by a written instrument signed by all undersigned parties, except that an amendment which does not affect the obligations or rights of the Escrow Agent shall be effective if executed by all of the undersigned parties other than the Escrow Agent.

                 (c) This Amendment may be executed in counterparts and, as executed, shall constitute one agreement binding on all of the parties hereto notwithstanding that all said parties are not signatory to the original or same counterpart.

                 (d) A facsimile, telecopy, or other reproduction of this Amendment may be executed by the parties and shall be considered valid, binding, and effective for all purposes. At the request of any party hereto, the parties agree to execute an original of this Amendment as well as any facsimile, telecopy, or other reproduction.

                 (e) In the event of any conflict or inconsistency between this Amendment and either the Original Agreement or the First Amendment, the provisions of this Amendment shall govern and control.

                 IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

WEINGARTEN REALTY INVESTORS            POST OAK CENTER, INC.

By:   /s/  BILL ROBERTSON, JR.         By:     /s/  MORTON L. SUSMAN
    ________________________________       ____________________________________
Name:      Bill Robertson, Jr.         Name:        Morton L. Susman
Title:  Executive Vice President       Title:           President

                          "WRI"                                          "POCI"

WRI/POST OAK, INC.                      "B" BUILDING, INC.

By:    /s/  M. CANDACE DuFOUR           By:    /s/  GAYLORD JOHNSON JR.
    ________________________________        __________________________________
Name:       M. Candace DuFour           Name:       Gaylord Johnson Jr.
Title:       Vice President             Title:          President

                             "Newco"                              "B Building"




STEWART TITLE COMPANY,
   HOUSTON DIVISION



By:    /s/  MARY T. RITCHIE
    ________________________________
Name:       Mary T. Ritchie
Title:  Commercial Escrow Officer

                      "Escrow Agent"

                       POST OAK CENTER, INC. SHAREHOLDERS


                 Each undersigned represents that he, she, or it is a shareholder of Post Oak Center, Inc., and hereby consents to the foregoing Second Amendment to Agreement of Merger.


                                       TEXAS COMMERCE BANK, TRUSTEE OF THE
   /s/ OSCAR S. WYATT, JR.             NINA SUSMAN TRUST (BUT NOT IN ANY OTHER
___________________________________    CAPACITY)
       Oscar S. Wyatt, Jr.

                                       By:    /s/     ELLEN TIPTON
  /s/ DOUGLAS WYATT, Trustee               ____________________________________
___________________________________    Name:          Ellen Tipton
      Douglas Wyatt, Trustee           Title:  Vice President and Trust Officer

  /s/  LYNN S. WYATT                          /s/    NINA M. SUSMAN
____________________________           ________________________________________
       Lynn S. Wyatt                                 Nina M. Susman

THE ESTATE OF ALEXANDER HART                  /s/ GAYLORD JOHNSON, JR.
   SACKTON, DECEASED                   ________________________________________
                                                  Gaylord Johnson, Jr.

BY: NATIONSBANK OF TEXAS, N.A.,             /s/ STEVEN C. GRANT, Trustee
INDEPENDENT EXECUTOR (BUT NOT IN       ________________________________________
ANY OTHER CAPACITY)                    STEVEN C. GRANT, TRUSTEE OF THE GAYLORD
                                       JOHNSON, JR. 1979 CHILDREN'S TRUST


By:    /S/  JAMES K. O'CONNELL                /s/  GAIL J. SERRELL
    _______________________________    ________________________________________
Name:       James K. O'Connell                     Gail J. Serrell
Title:        Vice President

                                              /s/ ROBERT T. SAKOWITZ
                                       ________________________________________
                                                  Robert T. Sakowitz

                        "B" BUILDING, INC. SHAREHOLDERS


                 Each undersigned represents that he, she, or it is a shareholder of B Building, Inc., and hereby consents to the foregoing Second Amendment to Agreement of Merger.


    /s/  NINA M. SUSMAN                 THE ESTATE OF ALEXANDER HART SACKTON,
____________________________________    DECEASED
         Nina M. Susman

    /s/  ROBERT T. SAKOWITZ             BY: NATIONSBANK OF TEXAS, N.A.,
____________________________________    INDEPENDENT EXECUTOR (BUT NOT IN ANY
         Robert T. Sakowitz             OTHER CAPACITY)

    /s/  GAYLORD JOHNSON, JR.
____________________________________
         Gaylord Johnson, Jr.           By:    /s/  JAMES K. O'CONNELL
                                            ___________________________________
                                        Name:       James K. O'Connell
                                        Title:        Vice President

                                               /s/  GAIL J. SERRELL
                                        _______________________________________
                                                    Gail J. Serrell